News Release


UNISYS


Media Contacts:

Elizabeth Douglass, 215-986-6583 elizabeth.douglass@unisys.com

Jacqueline Lewis, 215-986-5204 jacqueline.lewis@unisys.com

Investor Contact:

Jim Kerr, 215-986-5795 jim.kerr@unisys.com


UNISYS MEETS HIGH END OF EARNINGS TARGET FOR FIRST QUARTER OF 2004 COMPANY RECONFIRMS EARNINGS GUIDANCE FOR FULL YEAR

BLUE BELL, Pa., April 15, 2004 - Unisys Corporation (NYSE: UIS) today reported 30% growth in its first-quarter 2004 earnings per share, excluding the impact of pension accounting, over the prior-year quarter. The company also reported a sharp improvement in cash flow from the prior year, generating $116 million of operational cash flow compared with an operational cash usage of $65 million in the prior-year quarter.

Excluding the impact of pension accounting, Unisys reported first-quarter 2004 net income of $44.0 million, or 13 cents per diluted share, compared with first-quarter 2003 net income of $34.2 million, or 10 cents per diluted share. As previously announced, pension accounting will have a negative impact on the company's reported results in 2004. The first-quarter 2004 results include pension expense of $22.2 million, compared with pension income of $6.4 million in the prior-year quarter. On a GAAP basis including pension accounting in both periods, net income for the first quarter of 2004 was $28.9 million, or 9 cents per diluted share, compared with net income of $38.5 million, or 12 cents per diluted share, in the year-ago period. Revenue for the first quarter of 2004 grew 5% to $1.46 billion from revenue of $1.40 billion in the first quarter of 2003. Currency had a 7 percentage-point positive impact on the company's revenue in the first quarter, reflecting a weak U.S. dollar against most major currencies worldwide.


COMMENTS FROM CHAIRMAN AND CEO LARRY WEINBACH
"We got off to a good start in the new year by continuing our focus on operational execution," said Unisys Chairman and CEO Lawrence A. Weinbach. "We grew our earnings per share by 30%, excluding pension accounting, and showed continued consistency in meeting our quarterly earnings targets. Equally encouraging, our cash flow continued to improve. Unisys generated $16 million of free cash flow (cash from operations less capital expenditures) in the quarter -- an improvement of $170 million over the first quarter of 2003. This progress reflects the focus we have placed on cash flow and higher value-added business throughout our operations.

"In our services business, we continued to make progress in improving our operating margin -- a key objective for 2004. Our first-quarter 2004 services operating margin improved 120 basis points from the prior-year quarter to 4.1%, excluding the impact of pension accounting in both years. In our technology business, revenue grew 2% in the quarter. Sales of our ES7000 systems showed strong double-digit growth in the quarter, and we continued to bring on new clients such as Cox Communications, Pier 1 Imports, Safeco Insurance, and TPG Post, the largest mail delivery organization in the Netherlands.

"We continue to work with a strong pipeline of services opportunities, and we won several key awards in the first quarter," Weinbach said. "In outsourcing, Unisys signed a five-year agreement with Interpay of the Netherlands with an estimated value of $110 million for payment processing. This will allow Unisys to establish an important new payment processing utility in continental Europe, complementing our business process utilities in the United Kingdom and Australia. We also won major multi-year services contracts from Avis Europe, WMC Resources in Australia, and others. Also in the first quarter, the state of Louisiana notified us of its intent to award Unisys a contract to provide Medicaid administration services for the Louisiana Department of Health and Hospitals.

"Additionally in the first quarter, Unisys was awarded a five-year agreement with a potential value of up to $345 million with the Department of Defense's Counterintelligence Field Activity (CIFA) to help the department develop a system that integrates all counterintelligence activities of U.S. military services, defense agencies, joint staff and combatant commands. The first task award under this agreement is valued at approximately $11 million. This win continues the strong momentum that we experienced in 2003 in our federal government business."

Weinbach said that on an overall basis, these and other new multi-year wins have a potential revenue of more than $850 million to Unisys over the next five or so years. The majority of these wins were not included in orders in the first quarter; the wins will be reflected in orders as contracts are finalized or as task orders are awarded.

FIRST-QUARTER COMPANY HIGHLIGHTS
On a geographic basis, U.S. revenue grew 3% to $682 million. Revenue in international markets increased 6% to $781 million, as growth in Europe and South Pacific offset revenue declines in other international regions.

Overall orders showed double-digit declines in the quarter. Orders, excluding outsourcing, had strong single-digit growth in the first quarter of 2004 compared with the prior year. Orders for consulting and systems integration, infrastructure services, and technology all grew in the quarter. Outsourcing orders, which can vary significantly from quarter to quarter due to contract size and complexity, declined double-digits from the first quarter of 2003, which included a very large contract with a U.K. insurance company valued at more than $450 million. The company's pipeline of large outsourcing deals remains strong.

Excluding the impact of pension accounting in both periods, first-quarter 2004 gross profit margin improved 20 basis points over the prior year to 27.8% while first-quarter operating margin improved 50 basis points year-over-year to 5.5%. On a reported basis including the impact of pension accounting in both years, first-quarter 2004 gross margin declined from year-ago levels to 26.8% and operating margin declined to 4.0%.

SG&A expenses, excluding the impact of pension accounting, represented 17.5% of revenue in the first quarter of 2004, compared with 17.6% of revenue in the year-ago quarter. Including pension expense, SG&A expenses represented 17.9% of revenue in the quarter.

FIRST-QUARTER BUSINESS SEGMENT HIGHLIGHTS
Customer revenue in the company's services segment grew 5% in the first quarter of 2004, driven by growth in outsourcing and in consulting and systems integration. Excluding the impact of pension accounting in both periods, services gross profit margin improved to 20.4% in the first quarter of 2004 compared with 18.7% in the year-ago period, while services operating margin improved to 4.1% in the first quarter of 2004 from 2.9% in the year-ago quarter. On a reported basis including the impact of pension accounting, gross profit margin in the services business improved 40 basis points from year-ago levels to 19.1% and services operating margin declined from a year ago to 2.5%.

Customer revenue in the company's technology segment grew 2% in the first quarter, driven by growth in ES7000 enterprise servers and certain specialized
technologies.   Excluding the impact of pension accounting in both periods, technology gross margin declined to 48.4% in the first quarter of 2004 compared with 49.6% in the year-ago quarter, while technology operating margin declined to 9.5% compared with 9.9% in the year-ago period. On a reported basis including the impact of pension accounting, technology gross margin declined from year-ago levels to 48.3% and operating margin declined to 8.6%.

CASH FLOW HIGHLIGHTS
Unisys generated $116 million of cash flow from operations in the first quarter compared with an operational cash usage of $65 million in the year-ago quarter. The year-over-year cash flow improvement reflects the company's continued focus on enhancing its business model to be a generator of free cash flow. Capital expenditures in the first quarter of 2004 were $100 million, including $64 million invested in revenue-generating projects. After deducting capital expenditures, Unisys generated $16 million of free cash flow in the first quarter of 2004 and ended the quarter with $671 million of cash on hand.

BUSINESS OUTLOOK
"After a solid first quarter, we remain focused on achieving our strategic and financial objectives for 2004," Weinbach said. "While the industry remains extremely competitive, Unisys is winning in the marketplace because of the value-added solutions we are able to bring to clients. We continue to focus on executing our value-added strategy and delivering consistent profitable growth. For the full year of 2004, we are reconfirming our previous outlook for mid single-digit revenue growth, with earnings per share of about 83 - 87 cents excluding the impact of pension accounting. In the second quarter of 2004, we look for mid single-digit revenue growth and earnings per share of about 14 to 17 cents, excluding the impact of pension accounting."

CONFERENCE CALL
Unisys will hold a conference call today at 8:15 a.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed via a link on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS
Unisys is a worldwide information technology services and solutions company. Our people combine expertise in consulting, systems integration, outsourcing, infrastructure and server technology with precision thinking and relentless execution to help clients, in more than 100 countries, quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com.


FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Statements in this release regarding the company's financial outlook are based in part on the company's assumptions for the economy. Risks and uncertainties that could affect the company's future results include general economic and business conditions, the effects of aggressive competition in the information services and technology markets on the company's revenues, pricing and margins and on the competitiveness of its product and services offerings, the level of demand for the company's products and services and the company's ability to anticipate and respond to changes in technology and customer preferences, the company's ability to continue to accelerate growth in outsourcing and infrastructure services, the company's ability to drive profitable growth in systems integration and consulting, the degree of market acceptance of the company's high-end enterprise servers, the company's ability to maintain tight cost controls, the risks of doing business internationally and the potential for infringement claims to be asserted against the company or its clients. Statements in this release regarding the potential value of multi-year agreements are based upon assumptions regarding future volumes of business, which are subject to change and are not guaranteed. In addition, agreements with governmental agencies are terminable by the government before the end of their terms and are subject to the availability of appropriated funds. Additional discussion of these and other factors that could affect Unisys future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.


PRESENTATION OF INFORMATION IN THIS PRESS RELEASE
This release presents information that excludes pension income/expense and also provides disclosure of free cash flow. These financial measures are considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, as well as disclosure of the reasons why the company uses these measures, is included in the financial information accompanying this release.

###
RELEASE NO: 04158404 (See accompanying financial information) http://www.unisys.com/about__unisys/news_a_events/04158404.htm
Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                 (Millions, except per share data)

                                       Three Months
                                      Ended March 31
                                    ------------------
                                      2004      2003
                                    --------  --------
Revenue
  Services                          $1,165.0  $1,107.0
  Technology                           297.9     291.9
                                    --------  --------
                                     1,462.9   1,398.9
Costs and expenses
  Cost of revenue:
    Services                           925.7     882.5
    Technology                         145.7     129.3
                                    --------  --------
                                     1,071.4   1,011.8
  Selling, general and
    administrative                     261.2     243.7
  Research and development              71.5      66.8
                                    --------  --------
                                     1,404.1   1,322.3
                                    --------  --------
Operating income                        58.8      76.6

Interest expense                        17.0      15.7
Other income
 (expense), net                          0.6      (3.4)
                                    --------  --------
Income before income taxes              42.4      57.5
Provision for income taxes              13.5      19.0
                                    --------  --------
Net income                             $28.9     $38.5
                                    ========  ========
Earnings per share
Basic                                 $  .09    $  .12
                                    ========  ========
Diluted                               $  .09    $  .12
                                    ========  ========
Shares used in the per share
  computations (thousands):
  Basic                              332,722   327,208
                                    ========  ========
  Diluted                            338,048   328,824
                                    ========  ========

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
March 31, 2004
------------------
Customer revenue     $1,462.9              $1,165.0      $297.9
Intersegment                      ($45.7)       4.8        40.9
                     --------   --------   --------    --------
Total revenue        $1,462.9     ($45.7)  $1,169.8      $338.8
                     ========   ========   ========    ========

Gross profit percent    26.8%                 19.1%       48.3%
                     ========              ========    ========
Operating profit
  percent                4.0%                  2.5%        8.6%
                     ========              ========    ========
Three Months Ended
March 31, 2003
------------------
Customer revenue     $1,398.9              $1,107.0      $291.9
Intersegment                      ($70.0)       5.6        64.4
                     --------   --------   --------    --------
Total revenue        $1,398.9     ($70.0)  $1,112.6      $356.3
                     ========   ========   ========    ========

Gross profit percent    27.7%                 18.7%       50.0%
                     ========              ========    ========
Operating profit
  percent                5.5%                  3.1%       11.1%
                     ========              ========    ========

                        UNISYS CORPORATION
                   CONSOLIDATED BALANCE SHEETS
                            (Millions)

                                         March 31,  December 31,
                                           2004         2003
                                        ----------   ----------
Assets
Current assets
 Cash and cash equivalents                  $671.4       $635.9
 Accounts and notes receivable, net        1,002.6      1,027.8
 Inventories
   Parts and finished equipment              119.1        121.7
   Work in process and materials             138.7        116.9
 Deferred income taxes                       271.4        270.0
 Other current assets                        111.9         85.7
                                        ----------   ----------
 Total                                     2,315.1      2,258.0
                                        ----------   ----------
Properties                                 1,342.9      1,352.7
 Less accumulated depreciation
   and amortization                          914.6        928.5
                                        ----------   ----------
 Properties, net                             428.3        424.2
                                        ----------   ----------
Outsourcing assets, net                      522.9        477.5
Marketable software, net                     332.0        332.2
Investments at equity                        167.6        153.3
Prepaid pension cost                          50.3         55.5
Deferred income taxes                      1,384.6      1,384.6
Goodwill                                     176.7        177.5
Other long-term assets                       195.9        211.8
                                        ----------   ----------
 Total                                    $5,573.4     $5,474.6
                                        ==========   ==========
Liabilities and stockholders' equity
Current liabilities
 Notes payable                               $28.3        $17.7
 Current maturities of long-term debt        150.8          2.2
 Accounts payable                            522.3        513.8
 Other accrued liabilities                 1,311.5      1,305.7
 Income taxes payable                        206.1        214.1
                                        ----------   ----------
 Total                                     2,219.0      2,053.5
                                        ----------   ----------
Long-term debt                               899.8      1,048.3
Accrued pension liabilities                  446.9        433.6
Other long-term liabilities                  543.9        544.0
Stockholders' equity
 Common stock                                  3.4          3.3
 Accumulated deficit                        (385.9)      (414.8)
 Other capital                             3,836.5      3,818.6
 Accumulated other comprehensive loss     (1,990.2)    (2,011.9)
                                        ----------   ----------
 Stockholders' equity                      1,463.8      1,395.2
                                        ----------   ----------
 Total                                    $5,573.4     $5,474.6
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Millions)

                                             Three Months Ended
                                                  March 31
                                             ------------------
                                               2004       2003
                                             -------    -------
Cash flows from operating activities
Net income                                     $28.9      $38.5
Add (deduct) items to reconcile
 net income to net cash provided
 by (used for) operating
 activities:
Depreciation and amortization
 of properties and outsourcing assets           60.1       50.0
Amortization of marketable software             29.3       29.7
(Increase) in deferred income
 taxes, net                                     (1.4)      (1.0)
Decrease in receivables, net                    54.2       91.9
(Increase) decrease in inventories             (19.1)       2.6
Increase (decrease) in accounts
 payable and other accrued liabilities           8.2     (270.1)
(Decrease) increase in income
 taxes payable                                  (8.0)       6.1
Increase in other liabilities                               6.8
(Increase) in other assets                     (40.3)     (20.3)
Other                                            3.9         .9
                                             -------    -------
Net cash provided by (used for)
 operating activities                          115.8      (64.9)
                                             -------    -------
Cash flows from investing activities
 Proceeds from investments                   1,408.3    1,279.1
 Purchases of investments                   (1,413.7)  (1,292.7)
 Investment in marketable software             (29.0)     (40.0)
 Capital additions of properties
   and outsourcing assets                      (70.7)     (49.4)
 Purchases of businesses                                    (.8)
                                             -------    -------
Net cash used for investing activities        (105.1)    (103.8)
                                             -------    -------
Cash flows from financing activities
 Net proceeds from short-term borrowings        10.6        1.3
 Proceeds from employee stock plans             11.1        6.3
 Payments of long-term debt                     (1.0)      (2.4)
 Proceeds from issuance of long-term debt                 293.3
                                             -------    -------
Net cash provided by financing activities       20.7      298.5
                                             -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                            4.1        1.5
                                             -------    -------
Increase in cash and cash equivalents           35.5      131.3
Cash and cash equivalents, beginning of
 period                                        635.9      301.8
                                             -------    -------
Cash and cash equivalents, end of period      $671.4     $433.1
                                             =======    =======

Reconciliation of GAAP to Non-GAAP
Financial Information

The preceding release presents information with and without pension expense or income. Unisys believes that this information will enhance an overall understanding of its financial performance due to the significant change in pension expense or income from period to period and the non-operational nature of pension expense or income. In addition, the release provides disclosure of free cash flow. The company defines free cash flow as net cash provided by (used for) operating activities less capital expenditures. This measure of free cash flow may not be comparable to similarly titled measures of other companies. Free cash flow is not intended as an alternative measure of cash flow from operations (as determined in accordance with GAAP). Rather, free cash flow is presented as additional information because the company believes it to be a useful indicator of its ability to execute its business strategy without reliance on additional borrowing or the use of its cash or liquid investments. The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
                CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                        Three Months Ended
                                          March 31, 2004
                                   ----------------------------
                                    US GAAP     Less    Without
                                       as     Pension   Pension
                                    Reported  Expense   Expense
                                    --------  --------  --------
Revenue                             $1,462.9            $1,462.9

Costs and expenses
  Cost of revenue                    1,071.4    ($15.5)  1,055.9
  Selling, general and
    administrative                     261.2      (4.9)    256.3
  Research and development              71.5      (1.8)     69.7
                                    --------  --------  --------
                                     1,404.1     (22.2)  1,381.9
                                    --------  --------  --------
Operating income                        58.8      22.2      81.0

Interest expense                        17.0                17.0
Other income
 (expense), net                          0.6                 0.6
                                    --------  --------  --------
Income before income taxes              42.4      22.2      64.6
Provision for income taxes              13.5       7.1      20.6
                                    --------  --------  --------
Net income                             $28.9     $15.1     $44.0
                                    ========  ========  ========
Diluted earnings per share            $  .09    $  .04    $  .13
                                    ========  ========  ========

                                        Three Months Ended
                                          March 31, 2003
                                   ----------------------------
                                    US GAAP     Less    Without
                                       as     Pension   Pension
                                    Reported   Income    Income
                                    --------  --------  --------
Revenue                             $1,398.9            $1,398.9

Costs and expenses
  Cost of revenue                    1,011.8      $1.2   1,013.0
  Selling, general and
    administrative                     243.7       2.0     245.7
  Research and development              66.8       3.2      70.0
                                    --------  --------  --------
                                     1,322.3       6.4   1,328.7
                                    --------  --------  --------
Operating income                        76.6      (6.4)     70.2

Interest expense                        15.7                15.7
Other income
 (expense), net                         (3.4)               (3.4)
                                    --------  --------  --------
Income before income taxes              57.5      (6.4)     51.1
Provision for income taxes              19.0      (2.1)     16.9
                                    --------  --------  --------
Net income                             $38.5     ($4.3)    $34.2
                                    ========  ========  ========
Diluted earnings per share            $  .12   ($  .02)   $  .10
                                    ========  ========  ========

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
                   SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                  Three Months Ended
                                    March 31, 2004
                             ----------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment
  Total revenue               $1,169.8           $1,169.8
  Gross profit                   222.9   ($15.2)    238.1
   % of revenue                   19.1%              20.4%
  Operating income                29.2    (19.3)     48.5
   % of revenue                    2.5%               4.1%

Technology Segment
  Total revenue                 $338.8             $338.8
  Gross profit                   163.8     (0.3)    164.1
   % of revenue                   48.3%              48.4%
  Operating income                29.2     (2.9)     32.1
   % of revenue                    8.6%               9.5%

Total Company
  Total revenue               $1,462.9           $1,462.9
  Gross profit                   391.5    (15.5)    407.0
   % of revenue                   26.8%              27.8%
  Operating income                58.8    (22.2)     81.0
   % of revenue                    4.0%               5.5%

                                  Three Months Ended
                                    March 31, 2003
                             ----------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Income    Income
                              --------  -------- --------
Services Segment
  Total revenue               $1,112.6           $1,112.6
  Gross profit                   208.4     $0.0     208.4
   % of revenue                   18.7%              18.7%
  Operating income                34.4      1.9      32.5
   % of revenue                    3.1%               2.9%

Technology Segment
  Total revenue                  356.3              356.3
  Gross profit                   178.1      1.2     176.9
   % of revenue                   50.0%              49.6%
  Operating income                39.6      4.5      35.1
   % of revenue                   11.1%               9.9%

Total Company
  Total revenue                1,398.9            1,398.9
  Gross profit                   387.1      1.2     385.9
   % of revenue                   27.7%              27.6%
  Operating income                76.6      6.4      70.2
   % of revenue                    5.5%               5.0%

                        UNISYS CORPORATION
            RECONCILIATION OF GAAP FINANCIAL MEASURES
                   TO NON-GAAP FINANCIAL MEASURES
                     (in millions of dollars)


Free cash flow is computed as follows:

                                  Three Months     Three Months
                                 Ended 3/31/04    Ended 3/31/03
                                 -------------    -------------
Net cash provided by
  operating activities                  $115.8           ($64.9)

Less: capital expenditures               (99.7)           (89.4)
                                 -------------    -------------
Free cash flow                           $16.1          ($154.3)
                                 =============    =============

                        UNISYS CORPORATION
                 RECONCILATION OF GAAP TO NON-GAAP
        FORWARD-LOOKING ESTIMATED DILUTED EARNINGS PER SHARE


                                        Three
                                        Months      Year
                                        Ending     Ending
                                       6/30/2004 12/31/2004
                                      ---------- ----------

Diluted earnings per share-
   on a GAAP basis                       .09-.12    .65-.69

Add back estimated pension expense,
   net of tax                                .05        .18
                                       ---------  ---------
Diluted earnings per share-
   on a NON-GAAP basis
   (excluding pension expense)           .14-.17    .83-.87
                                       =========  =========

NOTE: See section in press release entitled
"Forward-Looking Statements".